Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-43616 and
333-83469) of STEN Corporation and Subsidiaries (formerly known as Sterion Incorporated and Subsidiaries) of our report dated November 29, 2005 which appears in this annual report on Form 10-KSB for the year ended September 30, 2005.

/s/ Virchow, Krause & Company, LLP

Minneapolis, Minnesota

December 27, 2005